IMMEDIATE RELEASE
Wednesday, November 14, 2001

                      CALPROP REPORTS THIRD QUARTER RESULTS

             Company Reports $927,000 in Losses in the Third Quarter

MARINA DEL REY, CA, November 14, 2001 -- Calprop Corporation (OTCBB:CLPO), a California and Colorado home builder, today reported that it has incurred a net loss for the three month period and a net profit for the nine month period ended September 30, 2001.

      "For the three month period and nine month periods ended September 30, 2001, Calprop recognized a net loss and net profit, respectively, as the Northern and Southern California and Denver Metropolitan markets show signs of a weakening in housing sales. We closed 46 units this quarter, leaving our total units in backlog at 59 units, $20,400,000, down 59.8% from 147 units, $50,720,000 a year ago," said Victor Zaccaglin, Calprop's chairman and chief executive officer.

      "We continue to build nine different projects including two apartment projects in Milpitas and San Diego, California. Overall, we have seen a slow down in sales of our units in all our markets except Montserrat Classics in Murrieta, California, though sales are maintaining a moderate rate. Given the present recessionary climate, our focus is on both reducing overhead and paying down debt. We believe, in this way, we can position ourselves on a strong footing from which to proceed in Spring 2002," Zaccaglin said.

      For the third quarter, Calprop's revenues were $18.9 million, an increase of $2,354,164 or 13.8% from $16.7 million of revenues in the third quarter a year ago. Income from development operations was $173,438 for the third quarter, down $1,585,584 or 90.1% compared to the income from operations of $1,760,022 in the same quarter in the prior year. Net losses for the third quarter of 2001 were ($833,428) or ($0.08) per share on 10,285,284 weighted average shares and common stock equivalents, compared to net income of $897,640, or $0.09 per share on 10,477,972 weighted average shares and common stock equivalents, in the same quarter a year ago. The variation is the result of the recognition of an impairment of real estate under development in the amount of $2,018,088 to the Creekside at Mockingbird Canyon project in Riverside County, California. This impairment was incurred due to the slow pace of sales and the resultant increase in carrying costs, most significantly, financing costs.

      For the year-to-date period, revenues were $69.3 million, up 101.9% from $34.3 million in 2000. Income from development operations was $4,599,433 for the nine months ended September 30, 2001, up $2,349,108 or 104.4%, compared to income from development operations of $2,250,325 the same period in the prior year. The company reported net income of $2,234,824 or $0.22 per share on 10,441,222 weighted average shares and common stock equivalents, for the nine months ended September 30, 2001, compared with $519,211 or $0.05 per share on 10,475,389 weighted average shares and common stock equivalents, in the same period in 2000. The variation in results were driven by two events, the recognition of an impairment of real estate under development in the amount of $2,018,088 to the Creekside at Mockingbird Canyon project in Riverside County, California and the increase in sales revenue.

      Calprop Corporation, based in Marina Del Rey, California, builds quality homes in some of the most desirable communities in both Northern and Southern California as well as


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

the Colorado Denver Metropolitan area. The company's common stock is traded on the OTCBB under the symbol CLPO.

                                                         - tables follow -

                               CALPROP CORPORATION
                                 Balance Sheets
                                   (Unaudited)

                                                                  September 30,
                                                                      2001        December 31,
                                                                   (Unaudited)        2000
                                                                  ------------    ------------
Assets:
Real estate development                                             88,468,000      98,544,447
                                                                  ------------    ------------
     Total investment in real estate                                88,468,000      98,544,447

Other assets:
  Cash and cash equivalents                                          4,216,860       2,394,310
  Deferred tax asset                                                 6,535,343       6,535,343
  Other assets                                                         899,013         863,412
                                                                  ------------    ------------
     Total other assets                                             11,651,216       9,793,065
                                                                  ------------    ------------

     Total assets                                                  100,119,216     108,337,512
                                                                  ============    ============

Liabilities and Stockholders' Equity:
Trust deeds and notes payable                                       55,352,665      66,341,488
Related party notes                                                 23,679,170      20,702,243
                                                                  ------------    ------------
     Total trust deeds and notes payable                            79,031,835      87,043,731
Accounts payable and accrued liabilities                             6,838,181       9,316,681
Warranty reserves                                                      624,330         546,984
                                                                  ------------    ------------
     Total liabilities                                              86,494,346      96,907,396

Stockholders' equity:
  Common stock, no par value
    Authorized - 20,000,000 shares
    Issued and outstanding - 10,267,635 and 10,290,535 shares,
      respectively, at September 30, 2001 and December 31, 2000     10,267,635      10,290,535
  Additional paid-in capital                                        25,844,571      25,849,961
  Deferred compensation                                               (105,525)       (105,525)
  Notes receivable from common stock sale                             (531,513)       (519,733)
                                                                  ------------    ------------
  Accumulated deficit                                              (21,850,298)    (24,085,122)
                                                                  ------------    ------------
     Total stockholders' equity                                     13,624,870      11,430,116
                                                                  ------------    ------------

                                                                  ============    ============
     Total liabilities and stockholders' equity                    100,071,724     108,337,512
                                                                  ============    ============

                                    - more -

                               CALPROP CORPORATION
                            Statements of Operations
                                   (Unaudited)

                                                  Three Months Ended            Nine Months Ended
                                                    September 30,                 September 30,
                                             ---------------------------    --------------------------
                                                 2001            2000           2001           2000
                                             ------------    -----------    -----------    -----------
Development operations:
  Real estate sales                            18,880,000     16,525,836     69,309,686     34,323,298
  Cost of real estate sales                    16,688,474     14,765,814     62,692,165     32,072,973
                                             ------------    -----------    -----------    -----------
                                                2,191,526      1,760,022      6,617,521      2,250,325
                                             ------------    -----------    -----------    -----------
  Recognition of Impairment of real estate
    under development                          (2,018,088)            --     (2,018,088)            --
                                             ------------    -----------    -----------    -----------
Income from development operations                173,438      1,760,022      4,599,433      2,250,325

Other income                                       73,412        112,339        144,031        187,212
                                             ------------    -----------    -----------    -----------

Other expenses:
  General and administrative expenses             874,734        718,548      2,304,921      1,973,097
  Interest expense                                     --        (40,008)            --         13,518
                                             ------------    -----------    -----------    -----------
Total other expenses                              874,734        678,540      2,304,921      1,986,615
                                             ------------    -----------    -----------    -----------

Minority interests                                     --         10,000         (1,825)      (216,393)

Income (loss) before income tax expense          (627,884)     1,183,821      2,440,368        667,315
Income tax expense                                205,544        286,181        205,544        148,104
                                             ------------    -----------    -----------    -----------
Net income (loss)                            ($   833,428)       897,640      2,234,824        519,211
                                             ============    ===========    ===========    ===========

Basic net income (loss) per share            ($      0.08)   $      0.09    $      0.22    $      0.05
                                             ============    ===========    ===========    ===========

Diluted net income (loss) per share          ($      0.08)   $      0.09    $      0.21    $      0.05
                                             ============    ===========    ===========    ===========

Weighted average number of common
     shares and common stock equivalents
     for dilutive net income                   10,285,284     10,477,972     10,441,222     10,475,389

Units
      single family                                    46             56            190            131
                                             ------------    -----------    -----------    -----------
total                                                  46             56            190            131

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